UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 12, 2014

ASHFORD INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36400	46-5292553
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS employer identification number)

14185 Dallas Parkway, Suite 1100
Dallas, Texas		75254
(Address of principal executive offices)		(Zip code)

    Registrant’s telephone number, including area code: (972) 490-9600

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Completion of Spin-off
On November 12, 2014 (the “Effective Date”), the previously announced spin-off of Ashford Inc. (the “Company”) from Ashford Hospitality Trust, Inc. (“Ashford Trust”) was completed. On November 13, 2014, the Company began trading, regular way, on the NYSE MKT LLC (“NYSE MKT”) under the ticker symbol “AINC”. The Company is now an independent publicly-traded corporation that provides asset management and advisory services to other entities, initially within the hospitality industry. The Company conducts its business and own substantially all of its assets through an operating entity, Ashford Hospitality Advisors LLC (“Ashford LLC”).
Ashford Trust completed the spin-off with a pro-rata taxable distribution of 1,028,093 shares of the Company’s common stock to Ashford Trust stockholders of record as of November 11, 2014 (the “Record Date”). Ashford Trust distributed one share of the Company’s common stock to stockholders of record for every 87 shares of Ashford Trust common stock held by such stockholders on the Record Date, and Ashford Trust retained 598,163 shares of the Company’s common stock. Also, the Company issued 356,145 shares of common stock to complete its exchange offer for common units of Ashford LLC. As a result of the spin-off transaction, the Company currently owns 99.8% of Ashford LLC.
In connection with the spin-off, the Company and Ashford LLC entered into several definitive agreements with Ashford Trust, its subsidiaries, Remington Lodging and Hospitality LLC, a property management company owned by Mr. Monty J. Bennett, the Company’s chief executive officer and chairman, and his father, Mr. Archie Bennett, Jr., chairman emeritus of Ashford Trust (“Remington”), and certain other parties, that, among other things, provide a framework for relationships with Ashford Trust and Remington after the spin-off, including the following agreements:

•	Advisory Agreement with Ashford Trust

•	Mutual Exclusivity Agreement with Remington

•	Assignment and Assumption Agreement with Ashford Trust and Ashford Hospitality Limited Partnership (“Ashford Trust OP”), re: Ashford trademarks

•	Licensing Agreement with Ashford Trust and Ashford Trust OP

•	Registration Rights Agreement

•	Executive Officer Employment Agreements

•	Director and Officer Indemnification Agreements
The information statement filed as an exhibit to the Company’s Registration Statement on Form 10, originally filed with the Securities and Exchange Commission on April 7, 2014, as amended, and as filed in final form as Exhibit 99.1 to the Form 8-K filed by the Company on November 12, 2014 (the “Information Statement”), provides a description of the terms of each of the above agreements. Also, the final version of each of the above agreements is filed with this Form 8-K as exhibits. Each of the below summaries are qualified in their entirety by reference to the descriptions in the Information Statement and the actual agreements filed with this Form 8-K.
Advisory Agreement
On the Effective Date, Ashford LLC entered into an Advisory Agreement with Ashford Trust and Ashford Trust OP (the “Advisory Agreement”), which, among other things, provides for the day-to-day management of Ashford Trust by Ashford LLC. The Advisory Agreement requires Ashford LLC to manage the day-to-day operations of Ashford Trust and its affiliates in conformity with Ashford Trust’s investment guidelines, which may be modified or supplemented by the board of Ashford Trust from time to time, except that Ashford Trust’s investment guidelines cannot be revised in a manner that is directly competitive with Ashford Hospitality Prime, Inc., a Maryland corporation and another client of the Company (“Ashford Prime”).
Ashford LLC may not act as an external advisor for an entity with investment guidelines substantially similar to Ashford Trust’s, as initially set forth in the Advisory Agreement. However, Ashford LLC will be permitted to have other advisory clients, which may include other real estate investment trusts (“REITs”) operating in the real estate industry. The Advisory Agreement has an initial 20-year term and will be automatically renewed for one-year terms thereafter unless terminated either by Ashford Trust or Ashford LLC.
Ashford Trust is required to pay Ashford LLC a quarterly base fee equal to 0.70% per annum of the “total market capitalization” of Ashford Trust (as defined in the Advisory Agreement), subject to a minimum quarterly base fee, as payment for managing the day-to-day operations of Ashford Trust and its subsidiaries in conformity with Ashford Trust’s investment guidelines. Ashford Trust is also required to pay Ashford LLC an incentive fee that is based on Ashford Trust’s performance as compared to Ashford Trust’s peer group. In addition, Ashford Trust is obligated to pay directly or reimburse Ashford LLC, on a monthly basis, for all expenses Ashford LLC or its affiliates pay or incur on behalf of Ashford Trust or in connection with the services provided to Ashford Trust by Ashford LLC pursuant to the Advisory Agreement, which includes Ashford Trust’s pro rata share of the office overhead and administrative expenses of Ashford LLC incurred in the performance of its duties under the Advisory Agreement. Ashford LLC will pay or reimburse Ashford Trust for the costs associated with Ashford Trust’s current chairman emeritus, which includes a $700,000 annual stipend and the cost of all benefits currently available to his, as well as reimbursement for reasonable expenses incurred by him in connection with his services to Ashford Trust.
Ashford LLC is also entitled to receive a termination fee from Ashford Trust under certain circumstances equal to (a) 1.1 multiplied by the greater of (i) 12 times Ashford LLC’s net earnings attributable to the Advisory Agreement for the 12 months preceding the termination of the Advisory Agreement; (ii) the earnings multiple (based on net earnings after taxes) for the Company’s common stock for the 12 months preceding the termination of the Advisory Agreement multiplied by Ashford LLC’s net earnings attributable to the Advisory Agreement for the same 12 month period; or (iii) the simple average of the earnings multiples (based on net earnings after taxes) for the Company’s common stock for each of the three fiscal years preceding the termination of the Advisory Agreement, multiplied by Ashford LLC’s net earnings attributable to the Advisory Agreement for the 12 months preceding the termination of the Advisory Agreement; plus (b) a gross-up amount for assumed federal and state tax liability, based on an assumed tax rate of 40%. The termination fee will not be subject to any maximum amount or other limitation.
Pursuant to the Advisory Agreement, Ashford Trust acknowledges that Ashford LLC’s personnel will continue to advise Ashford Prime and may also advise other businesses in the future, and will not be required to present Ashford Trust with investment opportunities that Ashford LLC determines are outside of Ashford Trust’s initial investment guidelines and within the investment guidelines of another business advised by Ashford LLC. To the extent Ashford LLC deems an investment opportunity suitable for recommendation, Ashford LLC must present Ashford Trust with any such investment opportunity that satisfies Ashford Trust’s initial investment guidelines, but will have discretion to determine which investment opportunities satisfy Ashford Trust’s initial investment guidelines. Any new individual investment opportunities that satisfy Ashford Trust’s investment guidelines will be presented to the board of Ashford Trust, which will have up to 10 business days to accept any such opportunity prior to it being available to Ashford Prime or any other business advised by Ashford LLC. However, if the board of Ashford Trust materially changes Ashford Trust’s investment guidelines without the written consent of Ashford LLC, Ashford LLC will not have an obligation to present investment opportunities to Ashford Trust at any time thereafter, regardless of any subsequent modifications by Ashford Trust to its investment guidelines. Instead, Ashford LLC will be obligated to use its best judgment to allocate investment opportunities to Ashford Trust and other entities it advises, taking into account such factors as Ashford LLC deems relevant, in its discretion, subject to any then-existing obligations of Ashford LLC to such other entities.
Portfolio investment opportunities (the acquisition of two or more properties in the same transaction) are treated differently under the Advisory Agreement. If the portfolio cannot be equitably divided by asset type and acquired on the basis of such asset types in satisfaction of each such entity’s investment guidelines, Ashford LLC will be required to allocate investment opportunities between Ashford Trust, Ashford Prime and any other businesses advised by Ashford LLC in a fair and equitable manner, consistent with such entities’ investment objectives. In making this determination, Ashford LLC, using substantial discretion, will consider the investment strategy and guidelines of each entity with respect to acquisition of properties, portfolio concentrations, tax consequences, regulatory restrictions, liquidity requirements, financing and other factors deemed appropriate by Ashford LLC. In making the allocation determination, Ashford LLC has no obligation to make any investment opportunity available to Ashford Trust.

The Advisory Agreement is filed with this Form 8-K as Exhibit 10.1 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
Mutual Exclusivity Agreement
On the Effective Date, the Company entered into a mutual exclusivity agreement (the “Mutual Exclusivity Agreement”) with Remington, pursuant to which the Company agreed to utilize Remington to provide property management, project management and development services for all hotels, if any, that the Company may acquire as well as all hotels that future companies the Company advises may acquire, to the extent that it has the right, or controls the right, to direct such matters, unless the Company’s independent directors either (i) unanimously vote not to hire Remington for such services or (ii) based on special circumstances or past performance, by a majority vote elect not to engage Remington because they have determined, in their reasonable business judgment, that it would be in the Company’s best interest not to engage Remington or that another manager or developer could perform the duties materially better.
Remington agreed to grant any of the Company’s future clients a first right of refusal to purchase any investments identified by Remington and any of its affiliates that meet the initial investment criteria of such entities, as identified in the advisory agreement between the Company and such entities, subject to any prior rights granted by Remington to other entities, including the Company, Ashford Trust and Ashford Prime. The services that Remington will provide under the mutual exclusivity agreement to Ashford Trust, Ashford Prime and future companies that the Company advises will include (i) property management services, which consist of the day-to-day operations of hotels; (ii) project management services, which consist of planning, management and implementation of capital improvements and plans related to capital projects; and (iii) development services, which consist of building hotel properties or constructing hotel improvements.
The Mutual Exclusivity Agreement is filed with this Form 8-K as Exhibit 10.2 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
Assignment and Assumption Agreement
On the Effective Date, Ashford LLC entered into an Assignment and Assumption Agreement (the “License Assignment Agreement”) with Ashford Trust and Ashford Trust OP, pursuant to which Ashford Trust and Ashford Trust OP transferred to Ashford LLC, free and clear of any and all liens and encumbrances, their interest in certain names, trademarks and service marks, including those related to the Company, Ashford LLC, Ashford Trust and Ashford Prime.
In return, Ashford LLC agreed to perform all of the duties of Ashford Trust arising from and after the Effective Date accruing under or with respect to the Licensing Agreement dated November 19, 2013 by and between Ashford Trust, Ashford Prime and Ashford Trust OP. Ashford LLC also agreed to indemnify and hold harmless Ashford Trust and Ashford Trust OP from all losses as a result of any such duties from and after the Effective Date.
The License Assignment Agreement is filed with this Form 8-K as Exhibit 10.3 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
Licensing Agreement
On the Effective Date, Ashford LLC entered into an Licensing Agreement (the “Licensing Agreement”) with Ashford Trust and Ashford Trust OP. Pursuant to the Licensing Agreement, and subject to the terms and conditions set forth therein, Ashford LLC granted Ashford Trust and Ashford Trust OP a worldwide, nonexclusive, royalty-free, fully paid-up license to use certain licensed marks in connection with their business, including, but not limited to, the use of the names “Ashford Hospitality Trust, Inc.” and “Ashford Hospitality Limited Partnership”. The license is non-transferable except with the consent of Ashford LLC and may not be sublicensed except to wholly-owned subsidiaries of Ashford Trust or Ashford Trust OP. The term of the Licensing Agreement is perpetual, except that the Licensing Agreement may be terminated by Ashford LLC at any time by written notice to Ashford Trust or Ashford Trust OP. If the Licensing Agreement is terminated, Ashford Trust, Ashford Trust OP and their subsidiaries will have 60 days from the date of termination to make any changes necessary to cease using the name “Ashford” or any derivation that may cause confusion with Ashford Trust.
The Licensing Agreement is filed with this Form 8-K as Exhibit 10.4 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
Registration Rights Agreements
On the Effective Date, the Company entered into a Registration Rights Agreement for the benefit of certain holders of common units of Ashford LLC named therein (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreements, the Company has agreed to file a shelf registration statement with the Securities and Exchange Commission not later than 54 weeks after the Effective Date, and thereafter use its efforts to have such registration statement declared effective, covering the continuous resale of the shares of common stock issuable, at the Company’s option, to the members of Ashford LLC, upon redemption of common units of Ashford LLC. The Company may, at its option, satisfy its obligation to prepare and file a resale registration statement by filing a registration statement registering the issuance by the Company of shares of the Company’s common stock under the Securities Act of 1933, as amended (other than shares issued to affiliates) to holders of common units upon redemption.
The Company will bear expenses incident to the registration requirements other than any selling commissions, Securities and Exchange Commission or state securities registration fees, and transfer taxes or certain other fees or taxes relating to such shares.
The Registration Rights Agreement is filed with this Form 8-K as Exhibit 10.5 and is incorporated by reference herein. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreement.
Employment Agreements
As further described in Item 5.02 of this Current Report on Form 8-K, in connection with the completion of the spin-off, the Company entered into employment agreements with each of the Company’s named executive officers, Monty J. Bennett, Douglas A. Kessler and David A. Brooks, as well as the Company’s principal financial officer, Deric S. Eubanks (the “Employment Agreements”).
The Employment Agreements, or forms thereof, are filed with this Form 8-K as Exhibits 10.6.1, 10.6.2, 10.6.3 and 10.6.4 and are incorporated herein by reference.
Director and Officer Indemnification Agreements
As further described in Item 5.02 of this Current Report on Form 8-k, in connection with the completion of the spin-off, the Company entered into indemnification agreements with each of the executive officers and directors of the Company (the “Indemnification Agreements”).
The form of Indemnification Agreement is filed with this Form 8-K as Exhibits 10.7 and is incorporated herein by reference.
Item 5.01. Change in Control of Registrant.
On the Effective Date, the previously announced spin-off of the Company from Ashford Trust was completed. Ashford Trust completed the spin-off with a pro-rata taxable distribution of 1,028,093 shares of the Company’s common stock to Ashford Trust stockholders of record as of the close of business of the NYSE MKT on the Record Date. Ashford Trust distributed one share of the Company’s common stock to stockholders of record for every 87 shares of Ashford Trust common stock held by such stockholders on the Record Date, and Ashford Trust retained 598,163 shares of the Company’s common stock. Also, the Company issued 356,145 shares of common stock to complete its exchange offer for common units of Ashford LLC. As a result of the spin-off transaction, the Company currently owns 99.8% of Ashford LLC.

On November 13, 2014, the Company began trading, regular way, on the NYSE MKT under the ticker symbol “AINC”.
The terms of the spin-off and the distribution of the Company’s shares are more fully described in the Information Statement, and such description is incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain officers; Compensatory Arrangements of Certain Officers.
Indemnification Agreements
On the Effective Date, the Company entered into the Indemnification Agreements, which are materially the same as the Company’s form of indemnification agreement filed with the Information Statement (the “Indemnification Agreement”), with each of the directors and executive officers of the Company.
The Indemnification Agreement provides for indemnification by the Company to the maximum extent permitted by Delaware law and is in addition to protections provided in the Company’s Articles of Incorporation and Bylaws. Under the agreement, directors and officers will be indemnified for certain liabilities and will be advanced certain expenses that have been incurred as a result of actions brought, or threatened to be brought, against such directors and executive officers in connection with their duties.
The Form of Indemnification Agreement, along with a schedule identifying each of the signatories to the Indemnification Agreements, is filed with this Form 8-K as Exhibit 10.7. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreements.
Employment Agreements
In connection with the completion of the spin-off, the Company entered into employment agreements with each of the Company’s named executive officers, Monty J. Bennett, Douglas A. Kessler and David A. Brooks, as well as the Company’s principal financial officer, Deric S. Eubanks.
The Employment Agreements require the Company’s executive officers to devote substantially full-time attention and time to the Company’s affairs, but will also permit them to devote time to their outside business interests. Mr. Bennett’s Employment Agreement specifically allows him to continue to act as Chief Executive Officer of Remington, Remington Hotel Corporation, Remington Management LP and their affiliates. The initial term of each of the Employment Agreements will expire on December 31, 2015, but each agreement will be subject to automatic one-year renewals, unless either party provides at least 120 days’ notice of non-renewal of the applicable employment agreement.
The Employment Agreements provide the base salary, and the targeted bonus range of each employee, as a percentage of his base salary. Any bonus payment is discretionary and based on the level of accomplishment of management and performance objectives as established by the Chief Executive Officer, the board of directors of the Company or the compensation committee of the board of directors of the Company (the “Compensation Committee”). Each employee is entitled to participate in all short- and long-term incentive plans, stock and option plans, long term incentive partnership plans, practices, policies and other programs, and all savings and retirement plans, practices, policies and programs, in each case that are applicable generally to senior executives of the Company, as may be adopted or amended from time to time by the Compensation Committee.
The Employment Agreements provide that, if the employee is terminated as a result of his death or disability; by the Company without cause (including non-renewal of the agreement by the Company); by the employee for “good reason;” or after a “change of control” (each as defined in the Employment Agreements), the employee will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year plus the following severance payments and benefits, subject to his execution and non-revocation of a general release of claims:

•
a lump-sum cash severance payment equal to the employee’s then-current annual base salary plus his average bonus over the prior three years, multiplied by a severance multiplier of either (i) two for Messrs. Brooks and Eubanks; (ii) two for Mr. Kessler, in event of termination as a result of Mr. Kessler’s death or disability or termination by the Company without cause (including non-renewal of the Employment Agreement), (iii) three for Mr. Kessler, in the event of termination by Mr. Kessler for good reason or following a change in control and (iv) three for Mr. Bennett;

•	pro-rated payment of the incentive bonus for the year of termination, payable at the time incentive bonuses are paid to the remaining senior executives for the year in which the termination occurs;

•	all restricted equity securities held by such executive will become fully vested; and

•
health, life and disability benefits for 24 months for Messrs. Kessler, Brooks and Eubanks and 36 months for Mr. Bennett, in each case following termination of employment, at the same cost to the employee as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer, payable by the Company over the period of coverage.

If the employee terminates his employment without “good reason,” he will be entitled to accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year. Additionally, the Employment Agreements includes non-compete provisions, and in the event the employee elects to end his employment with the Company without good reason, in exchange for honoring his non-compete provisions, he will be entitled to the following payments:

•
health benefits for the duration of his non-compete period following his termination of employment at the same cost to him as in effect immediately preceding such termination, subject to reduction to the extent that he receives comparable benefits from a subsequent employer; and

•
a non-compete payment equal to the sum of his then-current annual base salary plus average bonus over the prior three years, paid equally over the twelve-month period immediately following termination.

If the Employment Agreement is terminated by the Company for “cause,” the employee will be entitled solely to any accrued and unpaid salary to the date of such termination and any unpaid incentive bonus from the prior year.
The Employment Agreements contains confidentiality, non-compete, non-solicitation and non-interference provisions. The confidentiality provisions apply during the term of the Employment Agreements and for anytime thereafter. The non-compete provisions apply during the term of the Employment Agreements and any Non-Compete Period thereafter (as defined in the Employment Agreements). The non-solicitation provisions apply during the term of the Employment Agreement and for a period of one year following termination. The non-interference provisions apply during the term of the Employment Agreements
The Employment Agreements are filed with this Form 8-K as Exhibits 10.6.1 through 10.6.4. This summary does not purport to be complete and is qualified in its entirety by reference to the actual agreements.
Deferred Compensation Plan
On the Effective Date, Ashford Trust transferred its deferred compensation plan and all related obligations to the Company in connection with the spin-off, and the Company assumed the plan and renamed it the Ashford Inc. Amended and Restated Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”).
The Deferred Compensation Plan is intended to be a nonqualified deferred compensation plan that complies with the provisions of Section 409A of the Internal Revenue Code (the “Code”). The Deferred Compensation Plan provides a select group of management or highly compensated employees of the Company who are designated by the Company as being eligible to participate in the Deferred Compensation Plan and any successor thereto with the opportunity to defer the receipt of certain cash and restricted stock compensation. The obligations of the Company under the Deferred Compensation Plan will be general unsecured obligations of the Company to pay deferred compensation in the future to eligible participants in accordance with the terms of the Deferred Compensation Deferred Plan from the general assets of the Company.

Each participant may elect to defer, under the Deferred Compensation Plan, a portion of his or her cash compensation and restricted stock units granted to such participant by the Company that vest and that may otherwise be payable in a calendar year. A participant’s compensation deferrals are credited to the participant’s bookkeeping account maintained under the Deferred Compensation Plan. A participant may elect to have the amounts credited to his or her account indexed against one or more investment funds, solely for purposes of determining amounts payable under the Deferred Compensation Plan. The Company is not obligated to actually invest any deferred amounts in those investment options.
With certain exceptions, deferred compensation obligations will be paid upon: (1) a fixed payment date, as elected by a participant; (2) a participant’s separation from service (including disability) with the Company or its subsidiaries; or (3) an unforeseeable emergency. A participant may generally elect that payments be made in a single sum or installments in the year specified by the participant or upon eligible retirement, disability or death. However, in the event of a separation from service for any reason other than death or disability or if the participant fails to elect a form of distribution, payments will be made in the form of a single lump sum distribution.
In connection with the spin-off, the participants in the Deferred Compensation Plan will have the opportunity to elect to invest their deferred compensation in various investment options, one of which will be the Company’s common stock. If any participant elects the Company’s common stock as his investment option, the number of shares of the Company’s common stock to be issued to satisfy the assumed obligation will be determined based on the market value of the Company’s common stock, determined using the average of the VWAP of the Company’s common stock over a to-be-determined period following the separation and distribution. There will be no adjustment to the deferral periods as a result of the spin-off.
The Deferred Compensation Plan is filed with this Form 8-K as Exhibit 10.9. This summary does not purport to be complete and is qualified in its entirety by reference to the actual plan.
Incentive Plan
On the Effective Date, the Company adopted the Ashford Inc. 2014 Incentive Plan (the “Incentive Plan”), which will provide for both equity and cash based incentive compensation to employees, consultants and non-employee directors of the Company and its affiliates. The purpose of the Incentive Plan will be to encourage the persons subject to the Incentive Plan to (i) to acquire or increase their equity interests in the Company to give an added incentive to work toward its growth and success and (ii) to allow the Company to compete for services of the persons needed for the growth and success of the Company. The total number of shares that may be made subject to equity awards under the Incentive Plan initially will be to 420,000 shares.
The Incentive Plan is administered by the Compensation Committee. The Incentive Plan authorizes (i) the purchase of common stock for cash at a purchase price to be decided by the compensation committee, but not more than the fair market value per share of such common stock purchased on the date of such purchase and (ii) the grant of nonqualified stock options to purchase common stock; incentive options to purchase common stock; unrestricted stock; restricted stock; phantom stock; stock appreciation rights; and other stock or cash-based awards.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits

Exhibit Number	Description
10.1	Advisory Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC
10.2	Mutual Exclusivity Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Advisors LLC, Ashford Inc. and Remington Lodging & Hospitality, LLC
10.3
Assignment and Assumption Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Trust, Inc., Ashford Hospitality Limited Partnership and Ashford Hospitality Advisors LLC Re: Ashford Trademarks

10.4	Licensing Agreement, dated as of November 12, 2014 by and between Ashford Hospitality Advisors LLC, Ashford Hospitality Trust, Inc. and Ashford Hospitality Limited Partnership
10.5	Registration Rights Agreement, dated as of November 12, 2014 by Ashford Inc. for the benefit of the holders of common units in Ashford Hospitality Advisors LLC
10.6.1	Employment Agreement with Monty J. Bennett
10.6.2	Employment Agreement with Douglas A. Kessler
10.6.3	Employment Agreement with David Brooks
10.6.4	Employment Agreement with Deric Eubanks
10.7	Form of Indemnification Agreement between Ashford Inc. and each of its executive officers and directors
10.8	Ashford Inc. 2014 Incentive Plan
10.9	Amended and Restated Nonqualified Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 18, 2014

ASHFORD INC.
By: /s/ David A. Brooks
David A. Brooks
Chief Operating Officer and General Counsel